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                                  Exhibit 23.2
                                  ------------

                      [Letterhead of Arthur Andersen LLP]


As independent public accountants, we hereby consent to the use of our report on CBT Corporation and subsidiaries (and to all references to our Firm) incorporated by reference in or made a part of this registration statement.

                        /s/ Arthur Andersen LLP
                        ARTHUR ANDERSEN LLP

Nashville, Tennessee
May 4, 1998